Exhibit 10.1
AMENDMENT NO. 1 TO OFFICER EMPLOYMENT AGREEMENT
This Amendment No. 1 (this “Amendment”), having an effective date of May 29, 2024 (the “Amendment Effective Date”), is made to the Officer Employment Agreement (the “Agreement”), dated July 27, 2021, by and between Caribou Biosciences, Inc., having an address at 2929 7th Street, Suite 105, Berkeley, CA 94710 (“Caribou”), and Steven B. Kanner, Ph.D. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.In Section 3.c., the first subsection (iv) is hereby deleted and replaced in its entirety with the following:
“(iv) if the Officer principally performs their duties at a Company location, a change by the Company in the Company location at which the Officer principally performs their duties to a location that is more than 50 miles (driving distance) from the original location;”
2.Except as explicitly provided in this Amendment, all other terms and conditions remain unchanged.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to Officer Employment Agreement as of the Amendment Effective Date.

Caribou Biosciences, Inc.	Steven B. Kanner, Ph.D.
By: /s/ Rachel E. Haurwitz Rachel E. Haurwitz, Ph.D. President & Chief Executive Officer	By: /s/ Steve Kanner

1